UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 355-4610

                         Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2019, HG Holdings, Inc. (the “Company”) and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated as of December 5, 2016 as previously amended (the “Rights Agreement”), between the Company and the Rights Agent to extend the term of the Rights Agreement which was scheduled to expire at the close of business on December 5, 2019. The Amendment amends the definition of “Expiration Time” to provide that, unless otherwise expiring under the terms of the existing definition, the Rights Agreement will expire (i) at the close of business on the day after the Company’s 2020 annual meeting of stockholders unless the Company’s stockholders approve the amendment to the definition of “Expiration Time” in the Amendment or (ii) the close of business on December 5, 2022.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 to this report, and is incorporated herein by reference.

Item 3.03             Material Modification to Rights of Security Holdings

The information provided in Item 1.01 above with respect to the Amendment is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 2, dated as of December 5, 2019, to the Rights Agreement, dated as of December 5, 2016, between HG Holdings, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.*

__________

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: December 5, 2019	By:	/s/ Bradley G. Garner
Bradley G. Garner
Principal Financial and Accounting Officer